Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

           We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated October 21, 1999 (except for Note 14, which is as of December 3, 1999) relating to the financial statements and financial statement schedule, which appears in Suburban Propane Partners, L.P.'s Annual Report on Form 10-K for the year ended September 25, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Florham Park, NJ
August  1, 2000